UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CoreSite Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	27-1925611

(State of incorporation or organization)	(I.R.S. Employer Identification No.)
1050 17th Street, Suite 800
Denver, CO	80265

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common stock, $0.01 Par Value	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐
Securities Act registration statement file number to which this form relates:
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

This registration statement is filed with the Securities and Exchange Commission in connection with the application of CoreSite Realty Corporation (the “Company”) to list its Common Stock on The New York Stock Exchange.

Item 1.	Description of Registrant’s Securities to be Registered
     The description of the common stock, par value $0.01 per share (the “Common Stock”), of CoreSite Realty Corporation (the “Company”) as included under the caption “Description of Securities” in the Prospectus forming a part of the Registration Statement on Form S-11, as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on May 13, 2010 (Registration No. 333-166810), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Registration Statement.

Item 2.	Exhibits
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CORESITE REALTY CORPORATION
Date: September 21, 2010	By:	/s/ Thomas M. Ray
Thomas M. Ray
President and Chief Executive Officer